For Immediate Release

ORGENESIS APPROVED FOR EURO 12.3 MILLION EUROPEAN GRANT FOR FURTHER
DEVELOPMENT OF ITS TYPE 1 DIABETES PROGRAM

GERMANTOWN, MD – February 13, 2017 – Orgenesis Inc. (OTCQB: ORGS), a fully-integrated cell therapy and contract development and manufacturing company, announced that its Belgian subsidiary, Orgenesis SPRL, has received the formal approval from the Walloon Region, Belgium (Service Public of Wallonia, DGO6) for a budget of €12.3 million ($12.8 million) support program for the GMP production of AIP cells for two clinical trials that will be performed in Germany and Belgium. The project support will be for a period of three years commencing on January 1, 2017.

Of the approved amount, a total of €3.3 million is budgeted for a development work at our Belgian-based subsidiary, MaSTherCell S.A.

“We are thankful for the continuing support of from the Walloon Region for our European activity,” said Vered Caplan, CEO of Orgenesis. “Through our collaboration with Pall Corporation and MaSTherCell, our wholly-owned contract manufacturer and development organization (CDMO), our activity in the Walloon Region has been tremendously productive.”

Orgenesis is pioneering work in developing technology to successfully reprogram human liver cells into glucose-responsive, fully functional Insulin Producing Cells (IPCs). The objective of the European program is to further the development of a cGMP (Current Good Manufacturing Practice) and implement its technology on a high-efficiency industrial scale. Converting a diabetic patient's own liver cells into insulin-producing cells has the potential to provide insulin independence for those suffering from Type 1 Diabetes.

About DGO6 (Service Public of Wallonie)

DGO6 Economy – Employment – Research is a branch of the Administration of Wallonia, Belgium. Through its Technology Development Department, the Walloon Region has set up several attractive incentives to boost regional innovation and research and to support companies, from start-ups to well-established enterprises, in their way to innovation and successful development.

About Orgenesis Inc.

Orgenesis is a vertically-integrated biopharmaceutical company with expertise and unique experience in cell therapy development and manufacturing. In addition, through its Israeli subsidiary, Orgenesis Ltd., Orgenesis is a pioneer in the development of technology designed to successfully reprogram human liver cells into glucose-responsive, fully functional, Insulin Producing Cells (IPCs). Orgenesis believes that converting the diabetic patient's own tissue into insulin-producing cells has the potential to overcome the significant issues of donor shortage, cost and exposure to chronic immunosuppressive therapy associated with islet cell transplantation. This integrated approach supports Orgenesis's business philosophy of bringing to market significant life-improving medical treatments. For more information, visit www.orgenesis.com.

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial uncertainties and risks. These forward-looking statements are based upon our current expectations, estimates and projections and reflect our beliefs and assumptions based upon information available to us at the date of this release. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including, but not limited to, our ability to raise working capital to support our business, the development of our regeneration technology as therapeutic treatment for diabetes which could, if successful, be a cure for Type 1 Diabetes; our limited financial resources and our ability to raise the working capital needed to fund the commitments of our CDMO business, various joint ventures, development projects and business generally; the successful integration of our clinical and CDMO strategy; our technology not working as well as expected; our ability to retain key employees; our ability to satisfy the rigorous regulatory requirements for new medical procedures; our competitors developing better or cheaper alternatives to our products and the risks and uncertainties discussed under the heading "RISK FACTORS" in Item 1 of our Annual Report on Form 10-K for the fiscal year ended November 30, 2015, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to revise or update any forward-looking statement for any reason.

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Contact:
David Waldman
Crescendo Communications, LLC
(212) 671-1020 x301
orgs@crescendo-ir.com